EXHIBIT 23.2



                       CONSENT OF INDEPENDENT ACCOUNTANTS


         We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-3) and related prospectus of The Interpublic Group of Companies, Inc. ("the Company") for the registration of shares of its common stock, and to the incorporation by reference therein of our report dated March 13, 1998, on the consolidated financial statements of Hill, Holliday, Connors, Cosmopulos, Inc. and subsidiaries for the twelve month period ended December 31, 1997, included (not presented separately) in (a) the consolidated financial statements of the Company for the year ended December 31, 1997 included in its 1999 Annual Report to Stockholders and incorporated by reference in the Company's Annual Report on Form 10-K for the year ended December 31, 1999, filed with the Securities and Exchange Commission, incorporated in this Registration Statement by reference and, (b) the supplemental consolidated financial statements of the Company for the year ended December 31, 1997, included in the Current Report on Form 8-K dated January 5, 2001, of the Company, incorporated in this Registration Statement by reference.



                                           /s/ Ernst & Young LLP

Boston, Massachusetts
January 5, 2001